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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

AMENDMENT NO. 1 TO
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2007

HYDE PARK ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52459	20-5415048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

461 Fifth Avenue, 25th Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-644-3450

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 13, 2007, Hyde Park Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 11,250,000 Units. Simultaneously with the consummation of the IPO, the Company consummated the private sale (“Private Sale”) of 1,500,000 warrants (“Insider Warrants”) to its officers and directors and one of its initial stockholders for total proceeds of $1,500,000. On March 15, 2007, the Company consummated the closing of the 1,687,500 Units which were subject to the over-allotment option. Each Unit sold in the IPO consisted of one share of common stock, $.0001 par value per share, and one warrant, each to purchase one share of the Company’s common stock. The 12,937,500 Units sold in the IPO, including the 1,687,500 Units subject to the over-allotment option, were sold at an offering price of $8.00 per Unit, generating total gross proceeds of $103,500,000. Of the gross proceeds of the IPO and Private Sale, $99,710,000 (or approximately $7.71 per share) was placed in trust.

Item 9.01. Financial Statements and Exhibits

(c)        Exhibits:

Exhibit 99.1  Audited Financial Statements*

Exhibit 99.2  Press release dated March 13, 2007*

Exhibit 99.3  Press release dated March 15, 2007

*Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDE PARK ACQUISITION CORP.

Dated: March 15, 2007	By:	/s/ Laurence S. Levy
Laurence S. Levy
Chief Executive Officer